SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending 1/31/2006
File number 811-5686
Series No.: 5

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                   $ 10,995
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                   $  4,048
              Class C                   $    866
              Class R                   $     79
              Investor Class            $  3,972
              Institutional Class       $      3

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                  $  0.2012
         2.   Dividends for a second class of open-end company shares
             (form nnn.nnnn)
              Class B                  $  0.1769
              Class C                  $  0.1769
              Class R                  $  0.1926
              Investor Class           $  0.2012
              Institutional Class      $  0.1143

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                     54,194
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                     21,477
              Class C                      4,765
              Class R                        475
              Investor Class              19,176
              Institutional Class             63

74V.     1.   Net asset value per share (to nearest cent)
              Class A                       $6.36
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                       $6.37
              Class C                       $6.35
              Class R                       $6.35
              Investor Class                $6.37
              Institutional Class           $6.37